UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2010

SENSATA TECHNOLOGIES B.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	333-139739	98-0528648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kolthofsingel 8, 7602 EM Almelo

The Netherlands

(Address of Principal executive offices, including Zip Code)

31-546-879-555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 28, 2010, Sensata Technologies, Inc. (“STI”), a Delaware corporation and an indirect, wholly-owned subsidiary of Sensata Technologies B.V., entered into an Asset and Stock Purchase Agreement (the “ASPA”) with Honeywell International Inc., a Delaware corporation, Honeywell Co. Ltd., a Korea company, Honeywell spol s.r.o., a Czech Republic company, Honeywell Aerospace s.r.o., a Czech Republic company, Honeywell (China) Co. Ltd., a China company, Honeywell Automation India Limited, an India company, Honeywell Control Systems Limited, an England company, Honeywell GmbH, a Germany company, and Honeywell Japan Inc., a Japan company (collectively, the “Sellers”). Pursuant to the ASPA, STI and certain affiliated Sensata entities will purchase (i) all of the outstanding equity interests of Honeywell Controls s.r.o., a Czech Republic company, and Honeywell-Xin Yao Automotive Sensors (Shanghai) Co., Ltd., a Chinese company, and (ii) all of the assets (other than certain excluded assets) used by the Sellers in the Sellers’ “S&C Automotive-On-Board” business which manufactures, develops, calibrates, tests, sells and/or supports certain sensor products, for an aggregate cash purchase price of approximately $140 million, subject to customary closing and post-closing adjustments, plus the assumption of certain liabilities.

The ASPA contains customary representations, warranties and covenants. STI expects to complete the transactions contemplated by the ASPA in early 2011, subject to the satisfaction of customary closing conditions, including, among others, termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the receipt of certain other regulatory consents and approvals.

The foregoing description of the ASPA is qualified in its entirety by reference to the full text of the ASPA, which is attached as Exhibit 10.1 and is incorporated in this report by reference.

A copy of the press release announcing entry into the ASPA is attached as Exhibit 99.1 and is incorporated in this report by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1	Asset and Stock Purchase Agreement, dated October 28, 2010, by and among Sensata Technologies, Inc., Honeywell International Inc., Honeywell Co. Ltd., Honeywell spol s.r.o., Honeywell Aerospace s.r.o., Honeywell (China) Co. Ltd., Honeywell Automation India Limited, Honeywell Control Systems Limited, Honeywell GmbH and Honeywell Japan Inc.

99.1	Press Release issued by Sensata Technologies Holding N.V., dated October 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES B.V.

/S/ JEFFREY COTE
Date: October 29, 2010	Name:	Jeffrey Cote
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset and Stock Purchase Agreement, dated October 28, 2010, by and among Sensata Technologies, Inc., Honeywell International Inc., Honeywell Co. Ltd., Honeywell spol s.r.o., Honeywell Aerospace s.r.o., Honeywell (China) Co. Ltd., Honeywell Automation India Limited, Honeywell Control Systems Limited, Honeywell GmbH and Honeywell Japan Inc.

99.1	October 28, 2010 press release entitled “Sensata Technologies Announces Agreement to Acquire Honeywell’s “Automotive on Board” Sensors Business”